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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: March 7, 2003


                                 BITSTREAM INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                      0-21541                  04-2744890
           --------                      -------                  ----------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)


          215 FIRST STREET
      CAMBRIDGE, MASSACHUSETTS                                      02142
      ------------------------                                      -----
(Address of principal executive offices)                          (Zip Code)


                                 (617) 497-6222
                                 --------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5  Other Events and Regulation FD Disclosure

Effective at the opening of business on February 28, 2003, Bitstream Inc. (Nasdaq:BITS) transferred from the Nasdaq National Market to the Nasdaq Small Cap Market.

The application to transfer to the Nasdaq Small Cap Market was made in response to a notice from Nasdaq that the Company is not compliant with Nasdaq's new minimum requirements for listing, which became effective November 1, 2002. Nasdaq changed its National Market System continued listing standard from a minimum $4,000,000 net tangible asset requirement to a minimum $10,000,000 stockholders' equity requirement.

Bitstream did not comply with the $10,000,000 stockholders' equity requirement, as its stated equity as of December 31, 2002 was $6,000,000. Upon consideration of the factors involved, the Company elected to transfer from the Nasdaq National Market. Bitstream Inc.'s common stock will continue trading under its current symbol BITS.


Item 7  Exhibits

99.1 Press Release dated February 25, 2003 announcing that Nasdaq Approved Bitstream Inc.'s Transfer to the Small Cap Market.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BITSTREAM INC.


Date:  3/7/2003                     By: /s/ Anna Chagnon
                                        ----------------------
                                        Anna Chagnon
                                        President, Chief Operating Officer and
                                        Chief Financial Officer